UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OFFICE DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On June 10, 2015, Staples, Inc. received clearance from the Ministry of Commerce of the People’s Republic of China for the acquisition of Office Depot, Inc.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, Inc., based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot, Inc.’s control. There can be no assurances that Office Depot, Inc. will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to Office Depot, Inc.’s proposed merger with Staples, Inc., including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of Office Depot, Inc.’s business included in the merger agreement and the potential for loss of key personnel, disruption in key business activities or any impact on Office Depot, Inc.’s relationships with third parties as a result of the announcement of the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Office Depot, Inc.’s business segments; the inability to realize expected benefits from Office Depot, Inc.’s European restructuring plan; unanticipated downturns in business relationships with customers; competitive pressures on Office Depot, Inc.’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; and new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot, Inc. does not assume any obligation to update or revise any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Office Depot, Inc. and Staples, Inc. In connection with the proposed transaction, Staples, Inc. has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a prospectus of Staples, Inc. and a proxy statement of Office Depot, Inc., which Office Depot, Inc. filed with the SEC on May 18, 2015. The registration statement was declared effective by the SEC on May 15, 2015. Office Depot, Inc. mailed the definitive proxy statement/prospectus to stockholders of Office Depot, Inc. on or about May 19, 2015. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, INC., STAPLES, INC., THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Office Depot, Inc. and Staples, Inc. through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the definitive proxy statement/prospectus and other documents filed by Office Depot, Inc. with the SEC by contacting Office Depot, Inc. Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878.

Office Depot, Inc. and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Office Depot, Inc.’s stockholders in respect of the proposed transaction that is described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Office Depot, Inc.’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Office Depot, Inc. and their interests in the proposed transaction, which may be different than those of Office Depot, Inc.’s stockholders generally, are contained in the proxy statement/prospectus that Office Depot, Inc. filed with the SEC on May 18, 2015.